EXHIBIT 99.2

SUBLEASE

THIS SUBLEASE (the “Sublease”) between Tellabs Operations, Inc., a Delaware corporation (“Tellabs”), and Datawatch Corporation, a Delaware corporation (“Subtenant”), is dated September 28, 2005.

Background

A.  Tellabs, as tenant, and Boston Properties Limited Partnership (“Landlord”), as landlord, executed a Lease (the “Original Lease”) on February 17, 2000 under which Landlord leases to Tellabs the building commonly known as Building One, Quorum Office Park, 271 Mill Road, Chelmsford, Massachusetts (the “Building”) consisting of approximately 129,959 square feet of rentable area (the “Prime Lease Space”), for a term ending on June 30, 2011, unless sooner terminated.

B.  On February 28, 2001, Tellabs and Landlord entered into a First Amendment to Lease (the “First Amendment”) to establish the commencement date under the Original Lease. The Original Lease and the First Amendment are referred to collectively as the “Prime Lease”. A copy of the Prime Lease (with certain financial information redacted) is attached to this Sublease as Exhibit A and, except as set forth in this Sublease, incorporated into this Sublease.

C.  Subtenant desires to sublease from Tellabs, and Tellabs desires to sublease to Subtenant, approximately 14,683 rentable square feet of the Prime Lease Space on the second floor of the Building, as depicted on Exhibit B (the "Premises"), all upon the terms and subject to the conditions and provisions of this Sublease.

Agreements

In consideration of the mutual covenants and promises contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Tellabs and Subtenant agree as follows:

1.  Sublease. Subject to Section 5, Tellabs subleases to Subtenant, and Subtenant subleases from Tellabs, the Premises upon the terms and conditions set forth in this Sublease. In addition, subject to the terms of the Prime Lease and this Sublease, to the extent that the Prime Lease grants the right to Tellabs, Subtenant shall have the non-exclusive right to use in common with use by other tenants and occupants of Quorum Office Park (a) the common driveways and walkways necessary for access to the Building, (b) the entrances, lobbies, stairs, passenger elevators, and corridors necessary to access the Premises, (c) the loading docks and freight elevators in the Building, (d) the common toilets on the second floor of the Building, (e) the heating, air conditioning, plumbing, electrical, emergency life safety, and other mechanical systems and equipment serving the Premises, and (f) any other common areas and facilities as Tellabs may designate in writing to Subtenant from time to time.

2.  Use. Subtenant may use the Premises for those purposes permitted under the Prime Lease and for no other purpose.

3.  Term. The term of this Sublease (the “Term”) will commence on the date that Tellabs and Subtenant each receives a fully-executed counterpart of Landlord’s Consent (defined below) (the “Commencement Date”) and, unless sooner terminated pursuant to the provisions of this Sublease, will expire on the earlier of June 29, 2011 or the prior termination of the Prime Lease. No later than March 1, 2006, Tellabs and Subtenant shall confirm in writing the Commencement Date and the Rent Commencement Date. In the event of any dispute concerning the Commencement Date or the Rent Commencement Date, Subtenant shall pay Rent based on the Rent Commencement Date determined by Tellabs, subject to adjustment between the parties after the dispute is resolved.

4.  Possession. At any time after the Commencement Date and receipt of the Letter of Credit (defined below) by Tellabs, Subtenant may take possession of the Premises to improve and fixture the Premises (“Subtenant Work”). Subtenant's Work must be in accordance with plans and specifications approved by Landlord and Tellabs and the requirements of the Prime Lease and this Sublease. Tellabs will not unreasonably withhold or delay its approval. If Subtenant takes possession of the Premises before the Commencement Date, Subtenant will be bound by all terms and provisions of this Sublease and the Prime Lease, except those requiring the payment of Rent.

5.  Consent of Landlord. This Sublease and the obligations of the parties under this Sublease (including Subtenant’s Work) are conditioned upon Tellabs obtaining and delivering to Subtenant on or before October 28, 2005, Landlord's written consent to this Sublease (“Landlord's Consent”). Tellabs and Subtenant will cooperate to obtain Landlord’s consent (and Landlord agrees to request Landlord’s Consent within 3 business days after receipt of a fully-executed copy of the Lease), but Tellabs' inability to obtain Landlord's Consent is not a default under this Sublease. Subtenant will promptly deliver to Tellabs any information reasonably requested by Landlord (in connection with Landlord's approval of this Sublease) with respect to the nature and operation of Subtenant's business or the financial condition of Subtenant. If Tellabs does not get Landlord's Consent on or before October 28, 2005, then this Sublease will be void and of no force or effect.

6.  Proportionate Share. For purposes of this Sublease, Subtenant's “Proportionate Share” is the percentage determined from time to time by dividing the rentable square feet of the Premises by the rentable square feet of the Building, which the parties agree is 11.3%.

7.  Rent. Beginning on the later of January 1, 2006 and the date that is 14 days after Subtenant’s Work is substantially completed, but in no case later than February 1, 2006 (the “Rent Commencement Date”), and subject to the abatement set forth in Section 7.C., Subtenant will pay to Tellabs at One Tellabs Center, 1415 West Diehl Road, Naperville, Illinois 60563, Attn: Real Estate, M.S. 448, or at another place that Tellabs designates in a written notice to Subtenant, the following amounts at the following times, without notice, demand, set-off, or deduction, all of which (together with all other amounts that Subtenant owes to Tellabs) is "Rent" under this Sublease:

A.  Base Rent. Beginning on the Rent Commencement Date and throughout the Term, Subtenant will pay rent (“Base Rent”) to Tellabs monthly in advance, no later than 5 days before the first day of each calendar month as set forth below. If the Rent Commencement Date is a day other than the first day of a month, or ends on a day other than the last day of a month, Base Rent and Additional Rent will be prorated accordingly. Subject to the abatement set forth in Section 7.C., Base Rent will be as follows:

Period	Per Square Foot	Annual Amount	Monthly Amount
Rent Commencement Date through the 12th month after the Rent Commencement Date	$10.25	$150,500.75	$12,541.73
The 13th month after the Rent Commencement Date through the 24th month after the Rent Commencement Date	$10.25	$150,500.75	$12,541.73
The 25th month after the Rent Commencement Date through the 36th month after the Rent Commencement Date	$10.75	$157,842.25	$13,153.52
The 37th month after the Rent Commencement Date through the 48th month after the Rent Commencement Date	$11.25	$165,183.75	$13,765.31
The 49th month after the Rent Commencement Date through the 60 th month after the Rent Commencement Date	$11.75	$172,525.25	$14,377.10
The 61st month after the Rent Commencement Date through June 29, 2011	$12.25	$179,866.75	$14,988.90

B.  Additional Rent.

(i)  Beginning on the Rent Commencement Date and throughout the Term (but subject to the abatement set forth in Section 7.C.), Subtenant will pay Subtenant's Proportionate Share of Landlord’s Operating Expenses (as defined in the Prime Lease) and Landlord’s Tax Expenses (as defined in the Prime Lease) due from Tellabs to Landlord under the Prime Lease. Subtenant will pay the amounts, or estimated amounts as determined by Landlord in accordance with Section 2.6 of the Prime Lease to Tellabs at the time it pays Base Rent to Tellabs. If Tellabs undertakes direct responsibility for making a payment or providing a service that would otherwise be included in Landlord’s Operating Expenses or Landlord’s Tax Expenses, then those amounts shall be included in Landlord’s Operating Expenses and Landlord’s Tax Expenses for purposes of this Section 7.B., but in no event will Subtenant be responsible for making duplicate payments for the same service.

(ii)  Subtenant will obtain directly from the service provider all required utilities and services not provided by Landlord under the Prime Lease and, beginning on the Commencement Date, will pay the cost of those services directly to the service providers. Subtenant shall install (or cause to be installed), at its cost, separate meters (or sub-meters if the applicable utility company does not permit separate meters) for those utilities.

(iii)  Subtenant will pay to Tellabs all other amounts payable by Tellabs under the Prime Lease that are attributable to the Premises (as distinguished from the entire Prime Lease Space) or attributable to Subtenant, its agents, employees, customers, or invitees. By way of example and not by way of limitation, charges by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease, costs incurred by Landlord in repairing damage to the Building caused by Subtenant, increased insurance premiums due as a result of Subtenant's use of the Premises, charges imposed in connection with obtaining Landlord's consent to this Sublease, and amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease would be amounts payable by Subtenant pursuant to this Section 7.B(iii).

(iv)  Each amount due under this Section 7.B, and each other amount payable by Subtenant under this Sublease, unless a date for payment is provided for elsewhere in this Sublease, is due and payable on the earlier of the 10th day after the date on which Landlord or Tellabs notifies Subtenant of the amount due and the date on which an amount is due under the Prime Lease. Subtenant will pay Landlord on the due dates for services requested by Subtenant that are billed by Landlord directly to Subtenant rather than Tellabs.

C. Abatement. Unless Subtenant defaults under this Sublease, Base Rent and the Additional Rent required under Section 7.B(i) will abate for 12 months beginning on the Rent Commencement Date. If Subtenant defaults at any time during the abatement, the abatement ends and Subtenant will pay full Rent beginning the date of the default. If the Sublease terminates before June 29, 2011 because Subtenant has defaulted, Subtenant will reimburse Tellabs the full amount of the abatement. Despite the foregoing, (i) if Subtenant has paid all Rent owed through the date of the termination, then Subtenant shall reimburse Tellabs for only the unamortized portion of the abatement, using a straight-line amortization over the Term and (ii) if Tellabs recovers from Subtenant the full amount of Rent (other than the Rent abated under this Section 7.C.) due under this Sublease for the full Term, through judgment or otherwise, Tellabs shall not be entitled to recover abated Rent..

8.  Late Charges. Unpaid Rent will bear interest from the date due until paid at an annual rate of the lesser of 12% and the maximum rate permissible by law.

9.  Condition of Premises; Subtenant’s Work; Surrender.

(a)  Tellabs has made no promise to alter, remodel, or improve the Premises and no representation respecting the condition of the Premises to Subtenant. Subtenant has examined the Premises, is fully familiar with its physical condition, and accepts the Premises in its then present condition “AS IS”and “WHERE IS” as of the date of this Sublease with no express or implied warranties.

(b)  All of Subtenant's Work will be completed in a good and workmanlike manner and in accordance with all applicable laws and the Prime Lease. Tellabs will not charge Subtenant a supervisory fee or a fee for overhead associated with Subtenant's Work, but Subtenant must reimburse Landlord for all of Landlord's reasonable out of pocket charges associated with architectural review and consultants necessary to evaluate Subtenant's Work.

(c)  Tellabs will pay to Subtenant $139,488.50, as an allowance to Subtenant for Subtenant’s Work (the "Allowance"). If the cost of Subtenant’s Work exceeds the Allowance, Subtenant will pay the excess cost. Tellabs will pay the Allowance to Subtenant in draws within 30 days after Subtenant delivers a written request to Tellabs. Subtenant shall not request, and Tellabs shall not be obligated to make, more than one payment in any 30 day period. It shall be a condition precedent to Tellabs obligation to make a payment of the Allowance that Tellabs receive (i) original lien waivers and affidavits (and, with respect to final payments, final and unconditional original lien waivers and affidavits), in a form reasonably acceptable to Landlord and Tellabs, from Subtenant’s contractor and all subcontractors, suppliers, materialmen, and other parties who performed labor at, or supplied materials to, the Premises in connection with Subtenant’s Work showing that all of those parties have been compensated in full; (ii) written notice from Subtenant’s contractor and architect (or other evidence reasonably satisfactory to Landlord and Tellabs) that the portion of Subtenant’s Work applicable to the requested draw and all prior draws has been completed (including, with respect to the final payment, completion of any punch list items); and (iii) with respect to the final payment, to the extent customarily issued by the municipal or county governmental authorities, a copy of the certificate of occupancy for the Premises issued by the appropriate governmental authorities. If, at any time Tellabs is prepared to pay a portion of the Allowance, Subtenant owes Tellabs any amounts under this Sublease, Tellabs may deduct those amounts from the Allowance. If the Term ends before June 29, 2011 because subtenant has defaulted, Subtenant will pay Tellabs, within 10 days after the termination, the unamortized portion of the Allowance, using a straight-line amortization over the Term.

(d)  Subtenant will not permit any mechanic’s liens to be filed against the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Subtenant. Subtenant agrees to indemnify Tellabs against all losses, liabilities, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from a mechanic's lien being filed against the Premises, the Prime Lease Space, or the Building as a result of work by Subtenant. If a lien is filed, then Subtenant will, within 30 days after Tellabs has delivered notice of the lien to Subtenant, either pay the amount of the lien or diligently contest the lien and deliver to Tellabs a bond or other security reasonably satisfactory to Tellabs. If Subtenant fails to timely take either action, then Tellabs may pay the lien claim, and any amounts paid will be due from Subtenant to Tellabs within 10 days after demand.

(e)  Upon the expiration of the Term, or upon any earlier termination of the Term or of Subtenant's right to possession, Subtenant will remove all trade fixtures and personal property and surrender the Premises broom-clean and in at least as good condition as at the date Subtenant took possession. Subtenant will remove all alterations, additions, and improvements that Subtenant installs or constructs and that Landlord would require Tellabs to remove at the end of the term of the Prime Lease. Subtenant will repair all damage caused by its removal of its trade fixtures, personal property, alterations, additions, and improvements. The terms of this Section 9(e) will survive the expiration or earlier termination of this Sublease. If Tellabs is required to remove any alterations, additions, or improvements performed by Tellabs before the Commencement Date, then Subtenant shall permit Tellabs to enter the Premises for 30 days before the expiration of this Sublease for the purpose of removing its alterations, additions, and improvements (without affecting Subtenant’s obligation to remove Subtenant’s alterations, additions, and improvements) and restoring the Premises as required under the Prime Lease.

10.  The Prime Lease.

(a)  This Sublease and all rights of Subtenant under this Sublease and with respect to the Premises are subject to the terms, conditions, and provisions of the Prime Lease, except for the provisions of the Prime Lease deemed not applicable to this Sublease under this Section 10(a). Subtenant assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Tellabs’ obligations, covenants, agreements, and liabilities under the Prime Lease and all terms, conditions, provisions, and restrictions contained in the Prime Lease except:

(i)  that the following provisions of the Prime Lease do not apply to this Sublease: Sections 2.0, 2.1, 2.4.0, 2.4.1, 2.4.2, 2.5, 2.6.1, 2.7.1, 2.7.2, 3.0, 3.1, 3.2, 3.3, 3.3.1, 3.4.1, 3.5, 8.20, 8.21, 8.22, 8.23, 8.24, or any provisions allowing or purporting to allow any rights or options of lease, expansion, reduction, cancellation, or extension, or any rent concessions, abatements, or construction allowances, or any rights, obligations, or covenants capable of being exercised or performed, as applicable, solely by Tellabs;

(ii)  that Tellabs shall have no obligation to Subtenant to construct or install tenant improvements; and

(iii)  Subtenant has a period of time equal to one-half the period of time that the tenant under the Prime Lease has to respond to or otherwise cure any notices given by Landlord under the Prime Lease.

(b)  Without limitation of the foregoing:

(i)  Except for Subtenant’s Work, which is subject to Landlord’s Consent, Subtenant shall not make any changes, alterations, or additions in or to the Premises without the prior written consent of Tellabs and Landlord. Tellabs agrees to not unreasonably withhold, condition, or delay it consent, but may condition its consent on the consent of Landlord and may, to the extent that Landlord agrees to deal directly with Subtenant, require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Tellabs will have no additional obligations to Landlord under the Prime Lease. If Tellabs does not require that Subtenant contact Landlord directly for consent, or

Landlord refuses to deal directly with Subtenant, then Tellabs will request Landlord’s consent on behalf of Subtenant within a reasonable period of time (but no longer than 30 days) after Tellabs receives a written request from Subtenant.

(ii)  If Subtenant desires to take any action, and the Prime Lease requires Tellabs to obtain the consent of Landlord before undertaking that type of action, Subtenant will not undertake the action without the prior written consent of Tellabs and Landlord. Tellabs agrees to not unreasonably withhold, condition, or delay its consent, but may condition its consent on the consent of Landlord and may, to the extent that Landlord agrees to deal directly with Subtenant, require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Tellabs will have no additional obligations to Landlord under the Prime Lease. If Tellabs does not require that Subtenant contact Landlord directly for consent, or Landlord refuses to deal directly with Subtenant, then Tellabs will request Landlord’s consent on behalf of Subtenant within a reasonable period of time (but no longer than 30 days) after Tellabs receives a written request from Subtenant. Within 30 days of notice from Tellabs, Subtenant will reimburse Tellabs for all reasonable out of pocket costs, expenses, and reasonable attorneys' fees that Tellabs incurs in attempting to obtain a consent from Landlord.

(iii)  Tellabs has, with respect to Subtenant, all rights, privileges, options, reservations, and remedies granted or allowed to, or held by, Landlord under the Prime Lease, including without limitation, all rights given to Landlord and its agents and representatives by the Prime Lease to enter the Prime Lease Space.

(iv)  Subtenant will maintain insurance of the kinds and in the amounts required to be maintained by Tellabs under the Prime Lease. All policies of liability insurance maintained by Subtenant shall name as additional insureds Landlord and Tellabs and their respective officers, directors, shareholders, members, managers, or partners, as the case may be, and the respective agents and employees of each of them. In addition, Subtenant will furnish Landlord and Tellabs with evidence of the insurance coverage in amounts that Landlord or Tellabs may reasonably require.

(v)  Neither Subtenant nor Tellabs will do anything or suffer or permit anything to be done that could result in a default under the Prime Lease or permit Landlord to cancel the Prime Lease.

(c)  Despite anything contained in this Sublease or in the Prime Lease to the contrary, Tellabs and Subtenant agree that:

(i)  Rent will not abate due to any damage to or destruction of the Premises unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises. If, however, Tellabs has an absolute and unconditional right to terminate the Prime Lease under Section 6.1 of the Prime Lease, and each of the subtenants in the Prime Lease

Space, including Subtenant, requests in writing that Tellabs terminate the Prime Lease under Section 6.1 of the Prime Lease, then Tellabs will terminate the Prime Lease, and this Sublease will terminate effective upon the termination of the Prime Lease.

(ii)  Subtenant is not entitled to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu of a condemnation or taking, of all or any portion of the Building, the Prime Lease Space, or the Premises, but Subtenant may pursue a separate action against the applicable governmental authority for an award with respect to the Sublease and Subtenant's costs and expenses of relocation as a result of the condemnation or other taking. Rent will not abate due to any condemnation or other taking unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises. If, however, Tellabs has an absolute and unconditional right to terminate the Prime Lease under Section 6.3 of the Prime Lease, and each of the subtenants in the Prime Lease Space, including Subtenant, requests in writing that Tellabs terminate the Prime Lease under Section 6.3 of the Prime Lease, then Tellabs will terminate the Prime Lease, and this Sublease will terminate effective upon the termination of the Prime Lease. Despite the foregoing, subject to the rights of Landlord’s lenders, if and to the extent that any improvements shall be taken pursuant to the power of eminent domain, shall have been separately paid for by Subtenant when made, shall not be restored, and for which a separate award shall not be made by the taking authority, but the determination of the award takes into account those improvements, Subtenant shall be entitled out of the award to an amount equal to Subtenant’s unamortized cost of those improvements. Subtenant’s unamortized cost of its improvements shall be determined from Subtenant’s federal income tax returns and shall exclude any contributions to those costs by Tellabs by way of the Allowance, abatement of Rent, or otherwise.

(iii)  Except as expressly set forth in this Sublease, Subtenant is not entitled to exercise or have Tellabs exercise any option under the Prime Lease, including, without limitation, any option to terminate or extend the term of the Prime Lease or lease additional space.

(iv)  If the terms of the Prime Lease conflict with the terms of this Sublease, the terms of this Sublease control as between Tellabs and Subtenant.

(d)  Tellabs does not assume the obligations or liabilities of Landlord under the Prime Lease and is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs, and restoration or the performance of other obligations required of Landlord under the Prime Lease, Tellabs agrees, upon written request from Subtenant, to use reasonable efforts (which efforts shall include, to the extent necessary, sending notice and demand letters and default notices to Landlord on Subtenant’s behalf within a reasonable period of time [but no longer than 30 days] after receipt of a written request from Subtenant) to obtain the same from Landlord, and, if Landlord's failure to perform continues, Tellabs agrees, at Subtenant’s option, to either (a) at Subtenant’s sole cost and expense, exercise Tellabs’ self-help rights set forth in Section 8.17(B) of the Prime Lease to perform the repairs that Landlord failed to perform or (b) enforce Landlord's obligations and liabilities under the Prime Lease in a manner reasonably directed by Subtenant, including litigation if necessary. All out of pocket costs and expenses, including, without limitation, attorneys' fees, incurred by Tellabs in exercising its self-help rights and attempting to enforce Landlord’s obligations and liabilities under the Prime Lease as aforesaid shall be reimbursed by Subtenant within 10 business days of notice from Tellabs, and shall be deemed Rent due and payable under this Sublease. Tellabs shall not be liable in damages, nor shall Rent abate (unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises), for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease. If Tellabs is reimbursed by Landlord for any costs incurred by Tellabs in exercising a self-help remedy on Subtenant’s behalf, or if any attorneys’ fees are awarded to Tellabs in any litigation pursued on Subtenant’s behalf, then the amount reimbursed to Tellabs shall be passed through to Subtenant to the extent those amounts are actually received by Tellabs.

(e)  Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord except the agreements of Subtenant in Sections 16 and 17 in favor of Landlord, and then only to the extent set forth in those sections.

11.  Subtenant Signage. Subject to obtaining Landlord’s consent as required under the Prime Lease, Subtenant shall have the right to place identification signage at the entrance to the Premises and to be identified in the directory of the Building and on the monument sign for the Building. All of Subtenant’s signage will be subject to Landlord’s consent and will be maintained by Subtenant at its cost in accordance with all laws and legal requirements. Subtenant will pay all costs relating to its signage, including, without limitation, costs to install (except that Subtenant may allocate part of the Allowance to the cost of installing its signs), maintain, and remove its signage on the expiration or earlier termination of this Sublease. At the end of the Term, Subtenant will remove all signs and repair all damage to the Premises or the Building caused by the signs or the removal of the signs.

12.  Parking Spaces. Subject to Tellabs' right to parking spaces pursuant to Section 2.2.1 of the Prime Lease, Subtenant shall have the right to use its Proportionate Share of the parking spaces that Landlord provides to Tellabs, which is currently 4 spaces per 1,000 rentable square feet of the Premises (resulting in a total of 59 parking spaces).

13.  Default.

(a)  Upon the happening of any of the following, Subtenant will be in default under this Sublease and Tellabs may exercise, without limitation of any other rights and remedies available to it under this Sublease or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Tellabs under the Prime Lease:

(i)  Subtenant fails to pay any Rent when due, and the failure continues for 5 days after receipt of written notice from Tellabs to Subtenant, except that if Subtenant fails to pay rent when due twice during any consecutive 12 month period, then the next time or times that Subtenant fails to pay Rent when due during that 12 month period, Subtenant shall be in default whether or not Tellabs notifies Subtenant of the failure;

(ii)  Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease for 20 days after written notice from Tellabs, unless compliance is not possible within 20 days and Subtenant began to comply within 20 days and diligently pursues it to completion; or

(iii)  any other event occurs that involves Subtenant or the Premises and that would constitute a default under the Prime Lease if it involved Tellabs or the Prime Lease Space, except for a default under Section 7.1(A)(i) of the Prime Lease for Tellabs’ failure to pay rent under the Prime Lease when due;

(b)  If Subtenant fails or refuses to timely make any payment or perform any covenant or agreement under this Sublease, Tellabs may make the payment or perform the covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses, and reasonable attorneys' fees incurred by Tellabs in connection therewith, shall be Rent.

(c)  Tellabs shall in no event be in default in the performance of any of Tellabs’ obligations under this Sublease unless and until Tellabs shall have failed to perform those obligations within 30 days (or such longer period as is needed to cure the default if Tellabs has commenced to cure the default and is diligently pursuing the cure to completion) after written notice from Subtenant to Tellabs properly specifying the default.

14.  Non-Waiver. Failure of Tellabs or Subtenant to declare any default or delay in taking any action in connection with a default shall not waive the default. No receipt of moneys by Tellabs from Subtenant after the termination in any way of the Term or of Subtenant's right of possession or after the giving of any notice shall reinstate, continue, or extend the Term or affect any notice given to Subtenant or any suit commenced or judgment entered before receipt of those moneys.

15.  Cumulative Rights and Remedies. All rights and remedies of Tellabs and Subtenant under this Sublease are cumulative and none shall exclude any other rights or remedies allowed by law.

16.  Waiver of Claims; Indemnity.

(a)  Subtenant releases and waives all claims against Landlord and Tellabs and each of their respective officers, directors, shareholders, partners, agents, members, managers, and employees and their respective successors and assigns for injury or damage to person, property, or business sustained in or about the Premises by Subtenant other than by reason of Tellabs' or Landlord's gross negligence or willful misconduct and except in any case which would render this release and waiver void under law.

(b)  Subtenant agrees to indemnify and defend Landlord and Tellabs and each of their respective officers, directors, shareholders, partners, agents, members, managers, and employees and their respective successor and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including attorneys' fees and litigation expenses, to the extent arising from Subtenant's occupancy of the Premises, Subtenant's construction of any leasehold improvements in the Premises or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any act or omission of Subtenant or its agents, officers, employees, guests, servants, invitees, or customers in or about the Premises or the Building. At Tellabs' request, Subtenant will defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Tellabs and Landlord.

17.  Waiver of Subrogation. Despite anything in this Sublease to the contrary, Tellabs and Subtenant each waive all rights of recovery, claims, actions, or causes of action against the other and the officers, directors, shareholders, partners, agents, and employees of each of them, and Subtenant waives any and all rights of recovery, claims, actions, or causes of action against Landlord and its agents, officers, directors, partners, members, managers, and employees and their respective successors and assigns, for any loss or damage that may occur to the Premises, any improvements to the Premises, or any personal property of any person in the Premises by reason of fire, the elements, or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies.

18.  Brokerage Commission. Each party represents and warrants to the other that, other than CB Richard Ellis (who has an agreement with Richards Barry Joyce & Partners, LLC) and Trammell Crow Company (whose commissions will be payable pursuant to separate agreements), it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. This Section 18 is not intended to create any third party beneficiary rights. Each party agrees to protect, defend, indemnify, and hold the other and its officers, directors, partners, members, managers, agents, and employees and their respective successors and assigns harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finders or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

19.  Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Tellabs, and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant's assigns. In addition, Subtenant acknowledges and agrees that Tellabs has the absolute and unqualified right to assign this Sublease subject to the consent of Landlord, provided that the assignee assumes all obligations of Tellabs under this Sublease.

20.  Assignment and Subletting. (a) Subtenant shall not (directly or indirectly by operation of law or otherwise) assign this Sublease nor sublet or otherwise transfer its interest in all or any part of the Premises without the prior written consent of Landlord and Tellabs. Tellabs agrees to not unreasonably withhold, condition, or delay its consent, but may condition its consent on the consent of Landlord and may require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Tellabs will have no additional obligations to Landlord under the Prime Lease. If Subtenant wishes to assign or transfer this Sublease or sublet all or any part of the Premises, it shall give notice in writing of such intention to Landlord and Tellabs, furnishing Landlord and Tellabs with a copy of the proposed assignment, transfer, or sublease document and full information as to the identity and financial status of the proposed assignee or subtenant. Tellabs will then, within 15 days of receipt of such notice, approve or reject such assignment or subletting by written notice to Subtenant. If no such response is given, Tellabs shall be deemed to have elected to approve the assignment or subletting.

(b)  Despite the foregoing, subject to the terms of the Prime Lease, Subtenant may, without Tellabs' consent, assign this Sublease or sublet the Premises to its parent entity, any wholly-owned subsidiary of Subtenant, or any affiliate wholly-owned by Subtenant’s parent entity (each an "Affiliate Assignee") provided that: (i) Subtenant shall have given Tellabs at least 30 days prior notice of the assignment or sublease; (ii) Subtenant shall not be in default under any of the provisions of this Sublease at the time of the assignment or sublease; and (iii) the Affiliate Assignee delivers to Landlord and Tellabs the assignment, sublease, or other written instrument in which Affiliate Assignee agrees to assume and be bound by all the conditions, obligations, and agreements of Subtenant contained in this Sublease.

(c)  Despite any assignment, sublease, or other transfer, Subtenant shall remain liable under this Sublease and shall not be released without the express written agreement of Landlord and Tellabs. The consent by Landlord and Tellabs to any assignment or subletting shall not constitute a waiver of the necessity for consent to any subsequent assignment or subletting. Within 10 days after Subtenant receives payment under an assignment, sublease, or other transfer of the Premises or this Sublease, Subtenant will pay Tellabs 50% of all rent and consideration that Subtenant receives from that transfer that exceeds Rent (or if only a portion of the Premises is being sub-sublet, 50% of all rent and consideration that Subtenant receives over the portion of the Rent then payable to Tellabs allocated on a square footage basis to the sub-sublet space), less the actual and reasonable out-of-pocket costs and expenses incurred by Subtenant in connection with the assignment or subletting of the Premises, including, but not limited to, attorneys fees, marketing expenses, rent concessions, brokerage commissions, any alteration costs and allowances.

21.  Entire Agreement. This Sublease contains all the terms, covenants, conditions, and agreements between Tellabs and Subtenant relating in any manner to the rental, use, and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants, and conditions of this Sublease cannot be altered, changed, modified, or added to except by a written instrument signed by Tellabs and Subtenant and consented to by Landlord in writing.

22.  Notices.

(a)  If any notice from Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible but in any event within 2 business days, deliver that notice to Tellabs if that notice is written or advise Tellabs of the notice by telephone if the notice is oral.

(b)  Notices and demands required, desired, or permitted to be given by either party to the other with respect to this Sublease or the Premises shall be in writing and shall not be effective for any purpose unless it is served either by personal delivery with a receipt requested, by nationally recognized overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

if to Tellabs:	Tellabs Operations, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, IL 60563
Attn: Real Estate, M.S. 448

with a copy to:	Tellabs Operations, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, IL 60563
Attn: Legal Dept. - MS 16

if to Subtenant:	Datawatch Corporation
175 Cabot Street, Suite 503
Lowell, MA 01854
Attn: Vice President and Chief Financial Officer
AFTER RENT COMMENCEMENT DATE:

Datawatch Corporation
271 Mill Road
Chelmsford, MA 01824
Attn: Vice President and Chief Financial Officer

With a copy to:	Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attn: William B. Simmons, Jr./Datawatch Corporation Counsel

Notices and demands shall be deemed to have been received 3 days after mailing, if sent via regular mail, otherwise upon delivery. Either party may change its address for receipt of notices by giving notice to the other party.

23.  Security Deposit. (a) Instead of a cash security deposit, Subtenant, before taking possession of the Premises, shall furnish Tellabs an irrevocable letter of credit (the “Letter of Credit”) for the benefit of Tellabs in the amount of $125,000 which Tellabs may draw upon in the event of a default by Subtenant in the payment of any amounts due under this Sublease or any of Subtenant’s obligations under this Sublease or on account of Subtenant’s failure to renew an expiring Letter of Credit as set forth below. The Letter of Credit shall be issued by a United States bank reasonably satisfactory to Tellabs in a form acceptable to Tellabs. The Letter of Credit shall provide that Tellabs may draw on the Letter of Credit by furnishing a sight draft in the amount demanded together with a statement certified by Tellabs that Tellabs is entitled to draw upon the Letter of Credit in the amount being demanded by Tellabs. The initial Letter of Credit shall be valid through at least 3 years from the Commencement Date, and Subtenant shall cause the Letter of Credit to be renewed no later than 60 days prior to its expiration date and any renewal shall be for at least a 12-month period. If Subtenant fails to renew an expiring Letter of Credit (and furnish Tellabs the renewal document) at least 60 days prior to an expiration, Tellabs shall be entitled to draw upon the Letter of Credit in the full amount of the Letter of Credit in which event Tellabs shall retain the money as a cash security deposit. If at any time Tellabs draws upon the Letter of Credit and uses or applies the whole or any part of the money to satisfy Subtenant’s obligations under this Sublease, Subtenant shall, within 30 days, cause the Letter of Credit to be increased back to the full amount.

(b) If during the first 3 years of the Term Subtenant fully and faithfully performs every provision of this Sublease to be performed by it, then Tellabs will permit Subtenant to reduce the Letter of Credit to $107,140. If through each subsequent year of the Term Subtenant has fully and faithfully performed every provision of this Sublease to be performed by it, then Tellabs will permit Subtenant to reduce the Letter of Credit by $17,860 after the end of the applicable year. In each instance where Subtenant is entitled to a reduction, Subtenant will provide Tellabs with a substitute letter of credit that complies with the requirements of Section 23(a) or an amendment to the Letter of Credit in form and substance acceptable to Tellabs indicating the reduced amount of the security deposit. If Subtenant defaults under this Sublease and fails to cure the default within the applicable cure period, if any, Subtenant shall, within 5 days after written demand from Tellabs, deposit cash with Tellabs in an amount sufficient to restore the security deposit to its original amount and Subtenant's failure to do so shall be a material breach of this Sublease.

(c) Tellabs' drawing upon the Letter of Credit shall not be construed to limit the amount of damages recoverable by Tellabs or prevent Tellabs from exercising any other right or remedy available to Tellabs under this Sublease, at law, or in equity and shall not be construed as liquidated damages.

24. Holding Over. If Subtenant fails to vacate the Premises at the end of the Term, then Subtenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Tellabs may be entitled for Subtenant’s holding over, (a) Subtenant shall pay, in addition to the other Rent, Base Rent equal to 200% of the Base Rent payable during the last month of the Term, and (b) Subtenant shall otherwise continue to be subject to all of Subtenant’s obligations under this Sublease. In addition, Subtenant shall pay Tellabs all damages, consequential as well as direct, sustained by reason of Subtenant’s retention of possession. The provisions of this Section 24 do not limit the Tellabs’ rights of reentry or any other right under this Sublease.

25. Amenities. Subtenant’s employees may use, in common with other tenants and occupants of the Building and Building Two in Quorum Office Park, the café and the fitness center located on the first floor of the Building. The use of the café and the fitness center shall be subject to rules and regulations established by Tellabs from time to time, including, without limitation, the execution and delivery to Tellabs of Tellabs’ form of waiver and release by each user of the fitness center. Subtenant acknowledges that Tellabs is not in the business of operating fitness or workout facilities and that Tellabs is providing those facilities (and the equipment located in those facilities) solely as an accommodation to Subtenant and other tenants and occupants of the Building and Building Two in Quorum Office Park. To the maximum extent permitted by law, Subtenant on behalf of itself and its employees, releases and waives all claims against Landlord and Tellabs and their respective officers, directors, shareholders, partners, agents, and employees arising from the use of the fitness center by Subtenant or Subtenant’s agents, employees, officers, directors, guests, servants, invitees, or customers. Tellabs has contracted with a third-party operator to provide food service in the café on a non-subsidized basis. The prices, type, variety, selection, quality, and hours of the food service will be Tellabs and the third-party operator.

26. Non-disturbance Agreement. At the time that Tellabs requests Landlord’s Consent, Tellabs shall use reasonable efforts (which efforts shall consist of delivering a written request to Landlord and following up with no less than 3 telephone inquiries) to obtain a non-disturbance and recognition agreement (an “NDA”) from Landlord, under which Landlord shall agree that this Sublease shall remain in full force and effect on the terms and provisions set forth in this Sublease despite termination of the Prime Lease, in form reasonably acceptable to Subtenant and Landlord. Subtenant acknowledges and agrees that (a) obtaining the NDA from Landlord is not a condition to the effectiveness of this Sublease or Subtenant’s obligations under this Sublease, (b) Tellabs shall have no liability if Landlord fails or refuses for any reason to give Subtenant the NDA, and (c) if Tellabs fails for any reason to obtain the NDA, this Sublease shall not terminate and shall continue as a binding agreement in accordance with its terms.

27. Quiet Enjoyment. If Subtenant pays Rent and the other amounts due under this Sublease, and observes and performs all the covenants, terms and conditions of this Sublease, Subtenant shall peaceably and quietly hold and enjoy the Premises for the Term without interruption by Tellabs or any person or persons claiming by, through or under Tellabs, subject, nevertheless, to the terms and conditions of this Sublease.

28. Counterparts; Facsimile Signatures. This Sublease may be executed in one or more counterparts, each of which taken together shall constitute one original document. A counterpart of this Sublease transmitted by facsimile will, if it is executed, be deemed in all respects to be an original document, and any signature thereon shall be deemed an original signature and shall have the same binding legal effect as an original executed counterpart of this Sublease.

29. Authority. Tellabs and Subtenant each represents to the other that it, and the person signing this Sublease on its behalf, has the power and authority to bind it to this Sublease.

30. Governing Law. This Sublease shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, regardless of its conflicts of laws principles.

31. Recordation. Subtenant shall not record (or cause to be recorded) this Sublease or a memorandum or other notice of this Sublease in any public office without the express written consent of Tellabs and Landlord. A breach by Subtenant of this covenant shall constitute a material default by Subtenant under this Sublease.

32. Effectiveness. No lease, sublease, or obligation on Tellabs will arise until both Tellabs and Subtenant have signed and delivered this instrument, and Tellabs has obtained Landlord's Consent.

[The signature page follows]

Signed:

SUBTENANT:	TELLABS:

Datawatch Corporation, a Delaware corporation	Tellabs Operations, Inc., a Delaware corporation

By: Name Title:	By: Name Title:

EXHIBIT A

PRIME LEASE

[See attached]

A-1

EXHIBIT B

depiction of premises

[See attached]

B-1